Investment objective

The Fund’s investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 05/31/16)

Net asset value per share	$17.23
Market price	$14.73
Premium/discount	-14.51%
Total net assets	$141.71 m
Market cap	$121.14 m

Fund statistics

Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 05/31/16)

Cumulative Performance[1]						(as at 05/31/16)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	-0.1	2.6	2.9	-14.1	7.4	-2.8	39.4
Market Price	-1.9	-0.6	0.7	-17.1	3.1	-8.7	28.2
TSE Index	0.8	3.4	3.1	-17.2	-5.1	-16.6	22.5
TAIEX Total Return Index[2]	0.8	3.4	3.1	13.9	4.6	-0.7	76.6
MSCI Taiwan Index	1.8	4.5	3.8	-15.5	5.3	-0.8	45.5

Rolling 12 month performance[1]				(as at 05/31/16)
%	2016/2015	2015/2014	2014/2013	2013/2012	2012/2011
The Taiwan Fund, Inc.	-14.1	7.5	16.2	13.9	-20.5
Market Price	-17.1	4.9	18.6	7.3	-17.5
TSE Index	-17.2	4.4	9.7	12.8	-22.0
TAIEX Total Return Index[2]	-13.9	7.6	12.9	17.0	-18.8
MSCI Taiwan Index	-15.5	11.5	11.8	16.2	-18.9

Top 10 holdings	(as at 05/31/16)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.8
Largan Precision Co., Ltd.	4.8
Hota Industrial Manufacturing Co., Ltd.	4.0
Ennoconn Corp.	3.9
Tung Thih Electronic Co., Ltd.	3.6
Eclat Textile Co., Ltd.	3.4
Advanced Semiconductor Engineering, Inc.	3.2
Yeong Guan Energy Technology Group Co., Ltd.	3.1
Hon Hai Precision Industry Co., Ltd.	3.1
Formosa Petrochemical Corp.	2.9

[1]	In US Dollar terms
[2]	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown			(as at 05/31/16)
Sector Allocation	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.4%	-1.4%
Biotechnology & Medical Care	0.0%	1.0%	-1.0%
Building Material & Construction	0.0%	1.6%	-1.6%
Cement	0.8%	0.9%	-0.1%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	2.1%	7.2%	-5.1%
Computer & Peripheral Equipment	8.4%	6.1%	2.3%
Electric & Machinery	12.1%	1.9%	10.2%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	3.4%	4.4%	-1.0%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Financial & Insurance	6.0%	12.9%	-6.9%
Foods	2.6%	2.3%	0.3%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	2.0%	-2.0%
Oil, Gas & Electricity	2.9%	3.6%	-0.7%
Optoelectronic	5.7%	3.7%	2.0%
Other	7.1%	3.7%	3.4%
Other Electronic	8.9%	7.1%	1.8%
Paper & Pulp	0.0%	0.3%	-0.3%
Plastics	5.0%	6.6%	-1.6%
Rubber	0.0%	1.4%	-1.4%
Semiconductor	22.4%	23.8%	-1.4%
Shipping & Transportation	0.3%	1.5%	-1.2%
Textiles	4.9%	1.9%	3.0%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers’ Goods	3.3%	1.7%	1.6%
Cash	4.1%	0.0%	4.1%
Overal Total	100.0%	100.0%	0.0%

Review
The TAIEX total return index (TAIEX) closed the month 0.8% higher. Disappointing first quarter 2016 (1Q16) results, foreign exchange losses and concerns over a reduction in MSCI's weighting for Taiwan contributed to steep declines in the market during the first half of the month. In contrast, the inauguration speech by the new President of Taiwan on May 20, 2016 was thought by many to be well balanced and seemed to calm concerns over cross-Straits relations. The market reacted positively with a rebound in the second half of May. The President made a commitment to maintain the status quo regarding cross-Straits relations based on the Constitution. The Fund underperformed the TAIEX by 0.9% in May.

Positioning and Contributors
Key holdings in auto parts companies in electric & machinery and other electronic sectors suffered from profit-taking in May. In addition, the Fund's holdings in the textile sector detracted from performance due to uninspiring retail numbers reported by US department stores. The Fund took the opportunity to reduce its active positions in auto parts and textile stocks and added to positions in the Apple supply chain, where growth is expected in forthcoming months. Overall, the Fund continues to focus on quality companies with stronger growth profiles and remains underweight in the telecom, material and financial sectors.

Outlook
The Taiwan market is expected to stabilize in the near term. As evidenced by the more reasonable valuation levels, the market seems to have already factored in both weak 1Q16 results and second quarter 2016 forecasts. Earnings momentum may also improve in the second half of 2016 as restocking demand is likely to contribute to the technology sector in the months before the launch of the new iPhone 7, expected in September 2016.

Full portfolio holdings	(as at 05/31/16)
Holding	Market Value USD	Fund
Semiconductor	31,669,638	22.4%
Taiwan Semiconductor Manufacturing Co., Ltd.	13,950,035	9.8%
Advanced Semiconductor Engineering, Inc.	4,470,430	3.2%
Win Semiconductors Corp.	2,724,501	1.9%
ASPEED Technology, Inc.	2,197,443	1.6%
Realtek Semiconductor Corp.	2,043,805	1.4%
Silergy Corp.	1,810,901	1.3%
MediaTek, Inc.	1,693,216	1.2%
Siliconware Precision Industries Co.	1,490,257	1.1%
Silicon Motion Technology Corp.	1,289,050	0.9%
Electric & Machinery	17,131,285	12.1%
Hota Industrial Manufacturing Co., Ltd.	5,699,593	4.0%
Yeong Guan Energy Technology Group Co., Ltd.	4,423,413	3.1%
Iron Force Industrial Co., Ltd.	2,486,378	1.8%
Airtac International Group	1,842,468	1.3%
Macauto Industrial Co., Ltd.	1,685,029	1.2%
Hiwin Technologies Corp.	994,404	0.7%
Other Electronic	12,666,602	8.9%
Tung Thih Electronic Co., Ltd.	5,131,529	3.6%
Hon Hai Precision Industry Co., Ltd.	4,337,182	3.0%
Catcher Technology Co., Ltd.	2,372,587	1.7%
Voltronic Power Technology Corp.	825,304	0.6%
Computer & Peripheral Equipment	11,935,156	8.4%
Ennoconn Corp.	5,541,066	3.9%
Inventec Co., Ltd.	2,909,746	2.1%
Pegatron Corp.	1,915,462	1.3%
Advantech Co., Ltd.	1,426,232	1.0%
Posiflex Technology, Inc.	142,650	0.1%
Other	10,014,553	7.1%
Taiwan Paiho Ltd.	2,696,720	1.9%
Nan Liu Enterprise Co., Ltd.	1,677,884	1.2%
Pou Chen Corp.	1,432,733	1.0%
Feng TAY Enterprise Co., Ltd.	1,339,364	0.9%
Sunspring Metal Corp.	1,093,136	0.8%
KMC Kuei Meng International, Inc.	967,909	0.7%
Nien Made Enterprise Co., Ltd.	806,807	0.6%
Financial & Insurance	8,484,858	6.0%
Mega Financial Holding Co., Ltd.	2,511,469	1.8%
Cathay Financial Holding Co., Ltd.	1,909,247	1.3%
E. Sun Financial Holding Co., Ltd.	1,682,162	1.2%
CTBC Financial Holding Co., Ltd.	1,312,420	0.9%
Fubon Financial Holding Co., Ltd.	1,069,560	0.8%
Optoelectronic	8,081,777	5.7%
Largan Precision Co., Ltd.	6,839,095	4.8%
Innolux Corp.	1,242,682	0.9%
Plastics	7,002,530	5.0%
Formosa Chemicals & Fibre Corp.	2,966,636	2.1%
Formosa Plastics Corp.	2,933,507	2.1%
Nan Ya Plastics Corp.	1,102,387	0.8%
Textiles	6,972,315	4.9%
Eclat Textile Co., Ltd.	4,758,133	3.3%
Toung Loong Textile Manufacturing Co., Ltd.	2,214,182	1.6%

Full portfolio holdings (cont'd)
Holding	Market Value USD	Fund
Electronic Parts & Components	4,832,242	3.4%
Delta Electronics, Inc.	2,470,625	1.7%
King Slide Works Co., Ltd.	1,999,387	1.4%
Himax Technologies, Inc.	362,230	0.3%
Trading & Consumers’ Goods	4,703,762	3.3%
President Chain Store Corp.	2,216,022	1.6%
Poya Co., Ltd.	1,843,570	1.3%
Taiwan FamilyMart Co., Ltd.	644,170	0.4%
Oil, Gas & Electricity	4,090,793	2.9%
Formosa Petrochemical Corp.	4,090,793	2.9%
Foods	3,720,754	2.6%
Uni-President Enterprises Corp.	3,720,754	2.6%
Communications & Internet	3,016,254	2.1%
Wistron NeWeb Corp.	1,910,298	1.3%
Visual Photonics Epitaxy Co., Ltd.	1,105,956	0.8%
Cement	1,149,018	0.8%
Taiwan Cement Corp.	1,149,018	0.8%
Shipping & Transportation	469,697	0.3%
Aerospace Industrial Development Corp.	469,697	0.3%
Cash	5,769,511	4.1%
Cash	5,769,511	4.1%
Grand Total	141,710,745	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.
No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. (“JFIMI”), as investment advisor of The Taiwan Fund, Inc. (the ‘'Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.